World Funds Trust 485BPOS

Exhibit 99(i)(29)

February 28, 2020

World Funds Trust

8730 Stony Point Parkway, Suite 205

Richmond, VA 23235

Ladies and Gentlemen:

We hereby consent to the use of our name and to the reference to our firm under the caption “Legal Counsel” in the Statement of Additional Information for the Cboe Vest S&P 500® Buffer Strategy Fund, the Cboe Vest S&P 500® Enhanced Growth Strategy Fund, and the Cboe Vest S&P 500® Dividend Aristocrats Target Income Fund, each a series portfolio of the World Funds Trust (the “Trust”), which is included in Post-Effective Amendment No. 355 to the Trust’s Registration Statement under the Securities Act of 1933, as amended (No. 333-148723), and Amendment No. 356 to the Trust’s Registration Statement under the Investment Company Act of 1940, as amended (No. 811-22172), on Form N-1A.

If you have any questions concerning the foregoing, please contact the undersigned at (913) 660-0778 or John.Lively@practus.com.

Regards,

/s/ John H. Lively
On behalf of Practus, LLP

JOHN H. LIVELY ● MANAGING PARTNER

11300 Tomahawk Creek Pkwy ● Ste. 310 ● Leawood, KS 66211 ● p: 913.660.0778 ● c: 913.523.6112

Practus, LLP  ●  John.Lively@Practus.com  ●  Practus.com